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
                                                                                        STATE OR PLACE
NAME OF CORPORATION                                                                     OF INCORPORATION
-------------------                                                                     ----------------
    A.   Associates National Bank (Delaware)                                                  National Association
    A.   Associates World Capital Corporation                                                 Delaware
    A.   Associates Corporation of North America                                              Delaware
             B.  Associates Corporation of North America (A Texas Corporation)                Texas
             B.  AFC Securities Inc.                                                          Delaware
             B.  Associates Investment Corporation                                            Utah
             B.  Associates Insurance Group, Inc.                                             Delaware
             B.  Associates Life Insurance Group, Inc.                                        Delaware
             B.  Associates Financial Life Insurance Company                                  Tennessee
                     C.  Associates Insurance Company                                         Indiana
                          D.  Commercial Guaranty Insurance Company                           Delaware
                     C.  Associates Financial Life Insurance Company of Texas                 Texas
             B.  Associates National Mortgage Corporation                                     Delaware
             B.  Associates Investment Company                                                Delaware
                     SUBSIDIARIES
                     ------------
                     C.   Associates Diversified Services, Inc.                               Delaware
                     C.   Associates Financial Services Company, Inc.                         Delaware
                          (The names of 103 subsidiaries of AFSCI operating in the
                            United States in the consumer finance business are omitted pursuant to Rule 601(b)(21)(ii))
             B.  Associates Commercial Corporation                                            Delaware
                 (The name of 10 subsidiaries of ACC operating in the United States in the commercial finance business are omitted purusant to Rule 601(b)(21)(ii))

----------------------

The following corporations are expected to be contributed to the Company as part of the Foreign Subsidiary Recontribution, as described more fully in the Registration Statement:

    A.   Associates Capital Corporation of Canada                                             Canada
    A.   AIC                                                                                  Japan

    The names of 35 additional corporations operating outside the United States in the consumer and commercial finance business would not, in the aggregate, constitute a significant subsidiary and, therefore, are omitted pursuant to Rule 601(b)(21)(ii).